EXHIBIT 10.1

TERMINATION AGREEMENT AND MUTUAL RELEASE

THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is entered into as of the Effective Date (as defined below) by and among SSP Solutions, Inc., a Delaware corporation (“SSP”), and BIZ Interactive Zone, Inc., a Delaware corporation (“BIZ”), on the one hand, and Wave Systems Corp. (“Wave”), on the other. This Agreement is entered into with reference to the following facts:

RECITALS

A.            On October 2, 2000, BIZ and Wave entered into a Purchase, Development, and Deployment Agreement (“Original Agreement”). BIZ and Wave amended the Original Agreement on May 10, 2001 (“Amended Agreement”). On August 24, 2001, BIZ became a wholly-owned subsidiary of SSP.

B.            SSP, BIZ and Wave desire to terminate the Original Agreement, as amended by the Amended Agreement (Original Agreement and Amended Agreement together, the “Existing Agreement”), on the terms set forth in this Agreement and to settle all claims and obligations that arise out of or that in any way are connected with or related to the Existing Agreement.

C.            The discussions between SSP, BIZ and Wave that lead to this Agreement began in late August 2002. Based upon the average 20-day trading price of the common stock of SSP (“Common Stock”) during the period of discussions, SSP and Wave have agreed to use $1.35 as the conclusive value of a share of SSP Common Stock for purposes of this Agreement.

D.            As of August 31, 2002, Wave owned 3,083,083 shares of SSP Common Stock (“Investment Shares”). The shares of Common Stock to be issued pursuant to this Agreement are exclusive of Wave’s Investment Shares.

E.             In consideration of the mutual covenants, agreements and promises set forth in this Agreement, and other good and valuable consideration, each party to this Agreement agrees as follows:

TERMS

1.             The foregoing Recitals shall be part of this Agreement.

2.             The Existing Agreement (including any post termination covenants contained therein) is hereby canceled and terminated. Any and all obligations of SSP and BIZ to Wave for payment under the Existing Agreement are canceled, extinguished and forgiven by Wave. Any and all obligations of Wave to SSP or BIZ for services under the Existing Agreement are canceled, extinguished and forgiven by SSP and BIZ. All amounts previously paid by SSP or BIZ to Wave pursuant to the terms of the Existing Agreement are deemed validly paid and not subject to any adjustment or forfeiture.

3.             Within fifteen business days following the execution of this Agreement, Wave will provide to SSP copies of the work developed to date on the Linux project.

4.             Within ten business days following the execution of this Agreement, SSP shall deliver or cause to be delivered to Wave a certificate representing 1,600,000 shares (“Issued Shares”) of Common Stock.

5.             Within five business days following the execution of this Agreement, SSP shall deliver to Wave a convertible subordinated unsecured promissory note (“Note”) dated as of September 30, 2002 in the principal amount of $270,000 in the form attached to this Agreement as Exhibit A, which note shall not bear interest and, subject to the limitations contained in the Note and this Agreement, shall be immediately convertible from time to time, at the option of Wave or SSP, into shares of Common Stock (“Note Shares”) at the Rate (as defined below) then in effect.

6.             For purposes of this section 6, the initial rate (“Rate”) shall be $1.00. Following each adjustment, if any, of the Rate, SSP shall give prompt written notice to Wave setting forth in reasonable detail the calculation of the adjustment to the Rate and the calculation of the number of Adjustment Shares (as defined below), if any, issuable as of the Adjustment Date (as defined below). Within ten business days following each Adjustment Date, SSP shall deliver or cause to be delivered to Wave a certificate representing the Adjustment Shares, if any, issuable as of the Adjustment Date.

a.           If and whenever after the date of this Agreement but before April 16, 2003, SSP issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of SSP, but excluding shares of Common Stock issued or deemed pursuant to subsection 6(c) below to have been issued by SSP (i) upon exercise or conversion of exercisable or convertible securities issued or outstanding on or prior to the date of this Agreement or (ii) pursuant to transactions described in Section 8.5 of the Note) for a consideration per share less than the Rate in effect immediately prior to such issuance or sale (each an “Adjustment Date”), then the Rate shall be reduced to a price equal to the consideration per share paid for such Common Stock, and Wave shall be entitled to receive an additional number of shares of Common Stock (“Adjustment Shares”) calculated as set forth in the following subsection 6(b).

b.   The number of Adjustment Shares issuable upon an adjustment of the Rate made pursuant to subsection 6(a) above shall be equal to the Dilution Percentage (as defined below) multiplied by the sum of (i) the Issued Shares plus (ii) the Adjustment Shares, if any, issued prior to the Adjustment Date plus (iii) the Note Shares, if any, issued prior to the Adjustment Date. “Dilution Percentage” shall mean the percentage by which the Rate in effect immediately prior to the adjustment in question is reduced on the Adjustment Date. For example, if the Rate on October 31, 2002 is $1.00 and SSP issues shares of Common Stock on November 1, 2002 for $0.80 per share in a transaction not excluded from the applicability of subsection 6(a) above, then the Adjustment Date would be November 1, 2002, the Rate would be adjusted to $0.80 per share, the Dilution Percentage would be 20% (i.e., the difference between $1.00 and $0.80, divided by

$1.00), and the number of Adjustment Shares issuable to Wave, assuming no Note Shares have yet been issued, would be 320,000 shares of Common Stock (i.e., 20% of 1,600,000). As a further example, if SSP also issued shares of Common Stock on November 2, 2002 for $0.75 per share in a transaction not excluded from the applicability of subsection 6(a) above, then the additional Adjustment Date would be November 2, 2002, the Rate would adjust from $0.80 to $0.75, the Dilution Percentage would be 6.25% (i.e., the difference between $0.80 and $0.75, divided by $0.80) and the number of Adjustment Shares issuable to Wave, assuming no Note Shares have yet been issued, would be 120,000 shares of Common Stock (i.e., 6.25% of the sum of 1,600,000 and 320,000).

c.    For purposes of determining the adjusted Rate, the following shall apply:

i)              “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities (excluding rights, warrants or options granted pursuant to any SSP stock option and stock purchase plans), which rights, warrants or options are issued after the date of this Agreement. “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock, which stock or securities are issued after the date of this Agreement.

ii)             If, after the date of this Agreement, SSP in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the then applicable Rate, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by SSP at the time of the granting or sale of such Option for such price per share. For purposes of this subsection 6(c)(ii), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exchange or exercise of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by SSP with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Rate shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

iii)            If, after the date of this Agreement, SSP in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the then applicable Rate, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by SSP at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this subsection 6(c)(iii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by SSP with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Rate had been or are to be made pursuant to other provisions of this section, no further adjustment of the Rate shall be made by reason of such issue or sale.

iv)           If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Rate in effect at the time of such change shall be adjusted to the Rate that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. No adjustment shall be made if such adjustment would result in an increase of the Rate then in effect.

v)            In case any Option is issued in connection with the issue or sale of other securities of SSP, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by SSP therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by SSP will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by SSP will be the Closing Sale Price (as defined below) of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which SSP is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by SSP and Wave. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five business days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by SSP and Wave. The determination of such appraiser shall be final and binding upon all parties absent error, and the fees and expenses of such appraiser shall be borne equally by SSP and Wave.

vi)           “Principal Market” means The Nasdaq National Market, or, if the Common Stock is not traded on The Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock. “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg Financial Markets (“Bloomberg”), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price is reported for such security by Bloomberg, the last closing ask price for such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for that security on that date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by SSP and Wave. If SSP and Wave are unable to agree upon the fair market value of the Common Stock, then SSP shall immediately submit via facsimile the disputed determination of the fair market value to an independent, reputable investment banking firm. SSP shall cause the investment banking firm to perform the determinations or calculations and notify SSP and Wave of the results no later than 48 hours from the time it receives the disputed determinations or calculations. The investment banking firm’s determination or calculation, as the case may be, shall be deemed conclusive absent manifest error, and the fees and expenses of such investment banking firm shall be borne equally by SSP and Wave.

vii)          To the extent that any Options or Convertible Securities expire unexercised, the Rate then in effect shall be readjusted to the Rate that then would be in effect if such rights, options, warrants or convertible securities had not been issued, but such readjustment shall not affect the number of shares of Common Stock delivered upon any conversion or Rate adjustment prior to the date such readjustment is made.

d.   Notwithstanding anything in this Agreement or the Note to the contrary, adjustments of the Rate and the issuance of the Issued Shares, Adjustment Shares and Note Shares shall be subject to the following limitations:

i)              The parties acknowledge and agree that SSP is subject to Nasdaq rules that, among other things, restrict SSP from entering into transactions in which SSP may potentially issue shares of Common Stock without first obtaining stockholder approval and/or without first providing Nasdaq with notification and an opportunity to comment upon and/or approve the transactions. The parties further acknowledge that because of the inclusion of the anti-dilution provisions contained in Section 6 of this Agreement and in the Note: (A) SSP is required under Nasdaq rules to provide Nasdaq with 15 calendar days’ prior written notification and an opportunity to comment upon and/or approve the transactions contemplated by this Agreement and the Note, and that such notification has not yet occurred; and (B) SSP may in the future be required to provide additional notifications to and/or obtain Nasdaq and/or stockholder approval of issuances of Common Stock under this Agreement or the Note. SSP agrees that SSP shall, as soon as practicable following the execution of this Agreement, provide notification to Nasdaq regarding SSP’s entry into this transaction. To the extent SSP determines in the future that additional notifications to and/or approvals of Nasdaq and/or SSP’s stockholders are required, SSP shall endeavor to make the notifications and/or obtain the approvals. The parties agree that to the extent that Nasdaq may from time to time require the modification or rescission of all or part of the terms of this Agreement and the Note, the parties shall negotiate in good faith with one another with the goal of arriving at revised terms that satisfy Nasdaq rules and put the parties in as close a position as possible to the positions intended by the original terms of this Agreement, including without limitation, the issuance of the greatest portion possible of the Issued Shares, Adjustment Shares and Note Shares that are or may become due in connection with this Agreement.

ii)             SSP shall not issue to Wave under this Agreement and the Note an aggregate number of Issued Shares, Adjustment Shares and Note Shares that would result in Wave, together with its affiliates, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules promulgated thereunder) in excess of 19.9999% of the then issued and outstanding shares of Common Stock, including the Investment Shares, any other shares of SSP Common Stock that Wave then beneficially owns, and any shares issuable upon conversion or exercise of any instrument of SSP (including the Note) that Wave then beneficially owns after the application of this subsection 6(d)(ii) (“Maximum Aggregate Share Amount”). Wave will have the authority and obligation to determine whether the restriction contained in this subsection 6(d)(ii) will limit any particular issuance hereunder, and to the extent that Wave determines that the limitation contained in this subsection 6(d)(ii) applies, the determination of the amount of Adjustment Shares and/or Note Shares permitted to be issued shall be the responsibility and obligation of Wave. The provisions of this subsection (ii) may be waived by Wave in whole or in part upon not less than 61 days’ prior written notice to SSP. If Wave has not delivered prior written notice of its waiver of this subsection 6(d)(ii) but has delivered a request that, without regard to any other shares that Wave or its affiliates may beneficially own, would result in the issuance in excess of the Maximum Aggregate Per Share Amount, SSP shall notify Wave of this fact and shall honor the request for the maximum amount permitted to be issued in accordance with this subsection 6(d)(ii) and the other provisions of this subsection 6(d)(ii).

iii)            In no event shall an adjustment pursuant to this Section 6 reduce the Rate below the then par value, if any, of the shares of Common Stock issuable pursuant to the terms of this Agreement and the Note.

7.             Wave shall, with respect to the Issued Shares, the Adjustment Shares and the Note Shares (collectively, the “Registrable Securities”), have registration rights as follows:

a.    If SSP determines to file with the Securities and Exchange Commission (“SEC”) a registration statement relating to an offering for the account of others under the Securities Act of 1933, as amended (“Securities Act”), of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans and other than in connection with an offering for the account of others pursuant to which SSP is prohibited by agreement with those others from including the Registrable Securities in the registration statement), SSP shall send to Wave written notice of such determination and, if within five business days after the effective date of such notice, Wave shall so request in writing, SSP shall include in such registration statement, if and when filed, all or any part of the Registrable Securities that Wave requests to be registered and that are not then included on a registration statement, except that if, in connection with any underwritten public offering the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock that may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then SSP shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which Wave has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in the registration statement by reason of demand registration rights. If an offering in connection with which Wave elects to participate in registration under this section is an underwritten offering, then Wave shall, unless otherwise agreed by SSP, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Wave shall have two opportunities to have the Registrable Securities registered under this subsection 7(a).

b.   If on or before April 1, 2003, SSP shall not have filed with the SEC a registration statement upon which Wave was offered an opportunity to exercise Wave’s incidental registration rights contained in the preceding paragraph, then Wave may, on any one occasion, send a written request to SSP to file under the Securities Act a registration statement covering the resale of not less than a majority of the Registrable Securities. SSP shall, as soon as practicable following receipt of the written request, prepare and file a registration statement covering the Registrable Securities requested to be registered and diligently pursue effectiveness of the registration statement. SSP shall use reasonable efforts to maintain the effectiveness of the registration statement until the Registrable Securities cease to be Registrable Securities.

c.    All reasonable expenses (excluding underwriting discounts and commissions, transfer taxes and fees and disbursements of counsel for Wave) incurred by SSP in connection with registration of the Registrable Securities, including without limitation all registration, filing, listing, qualification, printers’ and accounting fees, and fees and disbursements of counsel for SSP, shall be borne by SSP.

d.   The shares of Common stock issued or issuable under this Agreement shall cease to be Registrable Securities when (i) such shares shall have been registered under the Securities Act, the registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of pursuant to such effective registration statement, (ii) such shares shall have been sold or shall have become eligible for resale pursuant to Rule 144 (or any similar provision relating to the disposition of securities then in force) under the Securities Act, (iii) such shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer shall have been delivered by SSP and subsequent disposition of such shares shall not require registration or qualification of such shares under the Securities Act or any state securities laws then in force, (iv) such shares shall cease to be outstanding, or (v) Wave shall have twice declined the opportunity under subsection 7(a) to include in a registration statement shares issued or issuable under this Agreement.

e.    Wave promptly shall furnish in writing to SSP or its counsel such information as SSP or its counsel shall reasonably require in connection with a registration statement.

f.    Indemnification.

i)              SSP shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Wave, and the agents, brokers and investment advisors of Wave, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”) (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue or alleged untrue statement of a material fact contained in the registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or based solely upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding Wave or such other Indemnified Party (as defined below) furnished in writing to SSP by Wave or such other Indemnified Party for use therein, or to the extent that such information relates to Wave or Wave’s proposed method of distribution of Registrable Securities and was reviewed and approved by Wave for use in the registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto.

ii)             Wave shall indemnify and hold harmless SSP, the directors, officers, agents and employees, each person who controls SSP (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any prospectus, or any form of prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or based solely upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in any information so furnished in writing by Wave or other Indemnified Party to SSP for inclusion in the registration statement or such prospectus or to the extent that such information relates to Wave or Wave’s proposed method of distribution of Registrable Securities and was reviewed and approved by Wave for use in the registration statement, such prospectus or such form of prospectus or in any amendment or supplement thereto.

iii)            If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

iv)           An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which counsel shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

v)            All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

vi)           If a claim for indemnification under this section is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this section, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this section was available to such party in accordance with its terms.

vii)          The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

viii)         The indemnity and contribution agreements contained in this section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.             SSP, BIZ and Wave intend that the Issued Shares, the Adjustment Shares, the Note Shares and the Note (collectively the “Offered Securities”), are being issued in a private transaction intended to be exempt from the registration requirements of the Securities Act. Wave hereby represents and warrants to SSP and BIZ as follows:

a.    Wave is an accredited investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and is acquiring the Offered Securities for Wave’s own account, for investment purposes only and not with a view to or for distributing or reselling such Offered Securities or any part thereof or interest therein, without prejudice, however, to Wave’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Offered Securities in compliance with applicable federal and state securities laws.

b.   Wave has significant investment experience, including investment in non-listed and non-registered securities, and Wave, either alone or together with Wave’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Offered Securities, and has so evaluated the merits and risks of such investment.

c.    Wave has received and had an opportunity to review SSP’s Form 10-K for the year ended December 31, 2001, as amended, SSP’s Form 10-Qs for the quarters ended March 31, 2002 and June 30, 2002, SSP’s definitive proxy statement for its 2002 annual meeting of stockholders, and SSP’s other filings made during 2002 under the Exchange Act.

d.   Wave is able to bear the economic risk of an investment in the Offered Securities and, at the present time, is able to afford a complete loss of such investment.

e.    Wave is not obtaining the Offered Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Offered Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f.    Wave understands and acknowledges that (i) the Offered Securities are being offered and sold to Wave without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act, and (ii) the availability of such exemption depends in part on, and SSP will rely upon the accuracy and truthfulness of, the representations contained in this section, and Wave hereby consents to such reliance.

g.   Wave consents to the placement of a legend on any certificates or other documents evidencing the Offered Securities stating that the issuance of the Offered Securities has not been registered under the Securities Act and under applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

h.   Waves understands that as a condition to the issuance of the Offered Securities, SSP may require him and any designee who is to receive Offered Securities to execute an investment representation letter or letters containing the representations in the preceding subsections of this section.

9.             Except for any obligations imposed by this Agreement, SSP and BIZ, on the one hand, and Wave, on the other, and, as applicable, each of their respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, hereby release and forever discharge each other party and each of his or its respective agents, successors, predecessors, parent companies, affiliated companies, related companies, partners, officers, directors, shareholders, representatives, employees, attorneys, insurance companies, assigns and heirs, and each of them, past and present, with respect to any and all claims, demands, liabilities, obligations, debts, attorneys’ fees, costs, accounts, actions, or causes of action which any of the parties have or claim to have as of the date of this Agreement, in law or equity, whether known or unknown, which pertain to or which arise out of the facts, circumstances, and/or events which are asserted, in the Existing Agreement.

10.           As a condition of this Agreement and in furtherance of the release provisions set forth in this Agreement, the parties expressly waive any and all rights and benefits conferred upon them by the provisions of section 1542 of the Civil Code of the State of California with respect to any of the matters described or set forth in this Agreement. Section 1542 of the Civil Code of the State of California states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The parties acknowledge that except for matters expressly represented or recited in this Agreement, the facts and law in relation to this matter and the claims released by the terms of this Agreement may turn out to be different from the facts or law as now known to each party and/or its agents and/or representatives, including its counsel. Each party expressly assumes the risk of the existence of different or presently unknown facts or law and agrees that this Agreement shall in all respects be effective and binding as to each party despite the possibility of the existence of different or new facts or law.

11.           Each of the parties represents and warrants that it has not heretofore assigned, transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any of the claims released in this Agreement. Each of the parties agrees that it shall indemnify each of the other parties, including with respect to any attorneys’ fees and costs, and hold each of the other parties harmless from and against any claims based on or arising from any such assignment, transfer or subrogation, or any attempted assignment, transfer or subrogation, of any of the claims released in this Agreement.

12.           Each of the parties agrees to execute and deliver to each other party all necessary documents and to take such additional action as may be necessary or reasonably required to effectuate the terms, conditions, provisions, and intent of this Agreement.

13.           Each party executing this Agreement and/or any other documents related to the settlement between the parties represents and warrants that it has the legal capacity and/or has been duly authorized to execute this Agreement and any such other related documents.

14.           Each of the parties acknowledges that it has carefully read this Agreement and knows and understands the contents and effect of this Agreement, and each of the parties further acknowledges that it is signing this Agreement based on its own free act.

15.           Each of the parties acknowledges that it has been advised to seek legal counsel in connection with this matter and the provisions and execution of this Agreement, and each of the parties acknowledges that it either has consulted with its own legal counsel or has had a full opportunity to consult with its own legal counsel in connection with the settlement between the parties, the terms, conditions, and provisions of this Agreement, and the execution of this Agreement.

16.           All of the terms, conditions and provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to choice of law principles. Any disputes arising under this Agreement shall be resolved in the federal or state courts located in the County of Orange, State of California.

17.           If any term, condition or provision of this Agreement is held to be invalid, void or unenforceable, the remaining terms, conditions and provisions of this Agreement nevertheless shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

18.           This Agreement and all of its terms, conditions and provisions shall be binding upon and shall inure to the benefit of each of the parties and each of the parties’ respective heirs, successors and assigns.

19.           The prevailing party in any proceeding to enforce the provisions of this Agreement shall be entitled to recover all costs, including reasonable attorneys’ fees, from the non-prevailing party.

20.           Each of the parties shall bear and be responsible for his or its own attorneys’ fees and costs incurred in connection with all aspects of the Existing Agreement and such party’s negotiation, execution and performance of this Agreement.

21.           This Agreement, together with the Note, contains the entire agreement and understanding concerning the settlement between the parties and replaces any prior or contemporaneous negotiations or agreements between the parties, whether written and/or oral.

22.           Each of the parties agrees that no particular party or parties to this Agreement shall be deemed to be the author of this Agreement or any particular term, provision or condition of this Agreement. Each of the parties further agrees that any ambiguities in this Agreement shall be resolved, and the terms, provisions and conditions of this Agreement shall be construed and interpreted, without regard to which party or parties may have suggested, drafted, revised, or otherwise authored this Agreement or any of its particular terms, provisions or conditions. Each of the parties further agrees that this Agreement shall be construed and interpreted as if drafted jointly by all of the parties.

23.           It is understood that this Agreement is entered into in compromise of disputed claims and that neither the settlement between the parties nor the performance of any of the terms, provisions, or conditions of this Agreement shall be construed or interpreted as an admission of liability on the part of any of the parties to this Agreement.

24.           This Agreement may not be changed, altered or modified except in a writing signed by each of the parties and/or duly authorized representatives of each of the parties.

25.           This Agreement may be executed in counterparts, including facsimile counterparts, and all such executed counterparts, including with facsimile signatures, together shall constitute one original Agreement which shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the original or the same counterparts.

26.           If the release granted to any released party by any releasing party in this Agreement is held by a court of competent jurisdiction to be void or unenforceable, then the release given by that released party to that releasing party shall also be deemed void and unenforceable.

27.           Any notice, demand, request, waiver or other communication required or permitted to be given under this Agreement shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to SSP:	SSP Solutions, Inc.
17861 Cartwright Road
Irvine, California 92614

Attention: Chief Financial Officer
Telecopier: (949) 851-8588
Telephone: (949) 851-1085

with a copy (which copy
shall not constitute notice
to SSP) to:	Rutan & Tucker, LLP
611 Anton Boulevard, Suite 1400
Costa Mesa, California 92626
Attention: Gregg Amber, Esq.
Telecopier: (714) 546-9035
Telephone: (714) 641-5100

If to BIZ:	BIZ Interactive Zone, Inc.
17861 Cartwright Road
Irvine, California 92614
Attention: Chief Financial Officer
Telecopier: (949) 851-8588
Telephone: (949) 851-1085

with a copy (which copy
shall not constitute notice
to BIZ) to:	Rutan & Tucker, LLP
611 Anton Boulevard, Suite 1400
Costa Mesa, California 92626
Attention: Gregg Amber, Esq.
Telecopier: (714) 546-9035
Telephone: (714) 641-5100

If to Wave:	Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238
Attention: President
Telecopier: (413) 243-0045
Telephone: (413) 243-7011

with a copy (which copy
shall not constitute notice
to Wave) to:	Bingham Dana
399 Park Avenue
New York, New York 10022
Attention: Neil Townsend
Telecopier: (212) 752-5378
Telephone: (212) 318-7722

Any party hereto may from time to time change its address for notices by giving at least ten (10) days’ written notice of such changed address to the other parties hereto.

28.           At such time as this Agreement has been signed by all of the parties to this Agreement and executed copies of this Agreement with all of the parties’ signatures have been delivered to each of the other parties and/or their counsel, this Agreement shall be deemed to be effective as of August 31, 2002 (the “Effective Date”).

Dated: As of September 30, 2002	SSP SOLUTIONS, INC.

By:
Thomas E. Schiff, Chief Financial Officer

Dated: As of September 30, 2002	BIZ INTERACTIVE ZONE, INC.

By:
Thomas E. Schiff, Chief Financial Officer

Dated: As of September 30, 2002	WAVE SYSTEMS CORP.

By:
Steven Sprague, President and
Chief Executive Officer

APPROVED AS TO FORM:

RUTAN & TUCKER, LLP

By:
Gregg Amber
Attorneys for SSP Solutions, Inc. and BIZ Interactive Zone, Inc.

BINGHAM DANA

By:
Neil Townsend
Attorneys for Wave Systems Corp.